Exhibit 10.2.5c

THIRD AMENDMENT
TO THE
DEFERRED COMPENSATION PLAN OF 2005 FOR EMPLOYEES OF
PINNACLE WEST CAPITAL CORPORATION AND AFFILIATES

Effective as of January 1, 2005, Pinnacle West Capital Corporation (the “Company”) adopted the Deferred Compensation Plan of 2005 for Employees of Pinnacle West Capital Corporation and Affiliates (the “Plan”).  The Plan has been amended on two prior occasions.  By this instrument, the Company now desires to amend the Plan to clarify the provisions of Section 5.1(a).

1.             This Third Amendment amends only the provision of the Plan noted below.  Those provisions not expressly amended shall be considered in full force and effect.  This Third Amendment also supersedes the other provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Third Amendment.

2.             Section 5.1(a) (Payment of Termination Benefit — Lump Sum or Installments) of the Plan shall be amended and restated in its entirety to read as follows:

5.1                               Payment of Termination Benefit.

(a)           Lump Sum or Installments.  A Participant may elect to receive his or her Termination Benefit in a lump sum or in equal annual payments over a period of five (5), ten (10) or fifteen (15) years (the latter determined in accordance with Section 3.7 above) by so electing in an Election Form.  In the Election Form, the Participant also shall specify whether the lump sum payment will be paid or the installment payments will begin within 30 days following either (i) his or her Separation from Service or (ii) the later of his or her attainment of age fifty-five (55) or his or her Separation from Service.  The Participant may change his or her election to an allowable alternative payout date or period by submitting a new Election Form to the Company in accordance with Section 3.6.  Failure to make an election will result in the benefits being paid in a lump sum within 30 days after the Participant’s Separation from Service.  Any election under this Section 5.1 shall be irrevocable, except to the extent provided in Section 3.6.  Notwithstanding the foregoing, payment of the Termination Benefit shall not be made or commence prior to the date which is six (6) months after the date of a Participant’s Separation from Service in the case of a Participant who is determined to be a Specified Employee.

IN WITNESS WHEREOF, Pinnacle West Capital Corporation has caused this Third Amendment to be executed as of this 18th day of December, 2013.

PINNACLE WEST CAPITAL CORPORATION

By:	/s/ Donald R. Brandt
	Its:	Chairman of the Board, President and CEO